UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                Securities Exchange Act of 1934 (Amendment No._)

Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14c-5(d)(2))

[X] Definitive Information Statement

                    PURADYN FILTER TECHNOLOGIES INCORPORATED
                  (Name of Registrant As Specified in Charter)


Payment of Filing Fee (Check the appropriate box):

         [X] No Fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and
             0-11.

             (1) Title of each class of securities to which transaction applies:

             (2) Aggregate number of securities to which transaction applies:

             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

             (4) Proposed maximum aggregate value of transaction:

             (5) Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             (1) Amount Previously Paid:

             (2) Form, Schedule or Registration Statement No.:

             (3) Filing Party:

             (4) Date Filed:

                    PURADYN FILTER TECHNOLOGIES INCORPORATED
                              2017 High Ridge Road
                          Boynton Beach, Florida 33426
                             Telephone: 561-547-9499

Dear Stockholders:

         The authorized capital stock of our company is currently 30,000,000 shares of common stock, par value $0.001 per share, and 500,000 shares of preferred stock, par value $0.001 per share. We are writing to advise you that we intend to amend our Certificate of Incorporation to increase the number of authorized shares of our common stock from 30,000,000 shares to 40,000,000 shares. The amendment to our Certificate of Incorporation will not change the number of authorized shares of our preferred stock. This action was approved on August 15, 2006 by our Board of Directors. In addition, eight individuals and entities who hold a majority of our issued and outstanding voting securities have approved this action, as of September 15, 2006 by written consent in lieu of a special meeting in accordance with the relevant sections of the Delaware General Corporation Law.

         As described hereafter, we are taking this action to ensure that we have a sufficient number of authorized but unissued shares of our common stock available in the future for possible capital raising transactions or for other proper corporate purposes.

         WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement is first mailed to you on or about
September 28, 2006.

         Please feel free to call us at 561-547-9499 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in Puradyn Filter Technologies Incorporated.

                                        For the Board of Directors of
                                        PURADYN FILTER TECHNOLOGIES INCORPORATED

                                        By: /s/ Richard C. Ford
                                            ------------------------------------
                                            Richard C. Ford, CEO

                    PURADYN FILTER TECHNOLOGIES INCORPORATED
                              2017 HIGH RIDGE ROAD
                          BOYNTON BEACH, FLORIDA 33426

                         INFORMATION STATEMENT REGARDING
                    ACTION TO BE TAKEN BY WRITTEN CONSENT OF
                              MAJORITY STOCKHOLDERS
                          IN LIEU OF A SPECIAL MEETING

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                     GENERAL

         This Information Statement is being furnished to the stockholders of Puradyn Filter Technologies Incorporated in connection with the adoption of a Certificate of Amendment to our Certificate of Incorporation by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. On August 15, 2006 our Board of Directors approved an amendment to our Certificate of Incorporation approving an increase in the number of authorized shares of our common stock from 30,000,000 shares to 40,000,000 shares (the "Amendment"). The full text of the Amendment is attached to this Information Statement as Exhibit A. This action will become effective on October 18, 2006 (the "Effective Date of the Amendment") in accordance with the written consent of the holders of a majority of our issued and outstanding common stock and the filing of the Amendment with the Secretary of State of Delaware in accordance with the relevant sections of the Delaware General Corporation Law.

         As of August 15, 2006 there are 25,349,432 shares of our common stock issued and outstanding. The following individuals and entities who collectively own approximately 59.6% of our outstanding common stock, which is in excess of the required majority of our outstanding voting securities necessary for the adoption of this action, have executed a written consent approving the
Amendment:

         Stockholder                                        No. of Shares Owned
         -----------                                        -------------------
         Joseph V. Vittoria                                     2,878,536
         Richard C. Ford                                        3,225,651
         Kevin G. Kroger                                          699,334
         Alan J. Sandler                                          315,992
         Quantum Industrial Partners LDC                        4,570,000
         Glenhill Capital Management LP                         2,418,567
         Glenhill Capital Overseas Master Fund LP                 499,666
         Glenhill Capital Overseas Partners Ltd.                  498,433
                                                              -----------
                                                               15,106,179
                                                              ===========

         The increase in the number of our authorized shares of common stock, when implemented, will not change the par value of the common stock, the number of shares of our common stock which were issued and outstanding immediately prior to the Effective Date of the Amendment or the number of authorized shares of our preferred stock

         The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 228 of the Delaware General Corporation Law which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities.

         WHILE WE ARE SEEKING TO RAISE ADDITIONAL CAPITAL, WE DO NOT HAVE ANY PRESENT COMMITTMENTS TO ISSUE ANY SHARES OF OUR COMMON STOCK AS PART OF A CAPITAL RAISING TRANSACTION OR OTHERWISE, OTHER THAN UPON THE EXERCISE OF PRESENTLY OUTSTANDING OPTIONS AND WARRANTS.

         Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as this notice. This Information Statement is first being mailed on or about September 28, 2006 to stockholders of record, and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. No dissenter's rights are afforded to our stockholders under Delaware law as a result of the adoption of the Amendment.

         The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                           OUR PRINCIPAL STOCKHOLDERS

         Our voting securities are comprised of our common stock and at August 15, 2006 we had 25,349,432 shares of our common stock issued and outstanding. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our stockholders. The following table contains information regarding record ownership of our common stock as of August 15, 2006 held by:

               * persons who own beneficially more than 5% of our outstanding voting securities,
               *    our directors,
               *    named executive officers, and
               *    all of our directors and officers as a group.

         A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from August 15, 2006, upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised. Unless otherwise indicated, the address of each of the listed beneficial owners identified is 2017 High Ridge Road, Boynton Beach, Florida 33426.

         Name of                                               Amount and Nature of      Percentage
         Beneficial Owner                                     Beneficial Ownership        of Class
         ----------------                                     --------------------      ------------
         Richard C. Ford (1)                                     3,600,651                 14.0%
         Joseph V. Vittoria (2)                                  3,458,536                 13.3%
         Kevin G. Kroger (3)                                     1,099,334                  4.3%
         Alan J. Sandler (4)                                       315,992                  1.2%


         Name of                                               Amount and Nature of      Percentage
         Beneficial Owner                                     Beneficial Ownership        of Class
         ----------------                                     --------------------      ------------
         John S. Caldwell (5)                                       50,000                    *
         Forrest D. Hayes (6)                                           --                   --
         Charles W. Walton (7)                                     244,000                  1.0%
         All officers and directors
            as a group (seven persons)(1)(2)(3)(4)(5)(6)(7)      8,768,513                 32.8%
         Quantum Industrial Partners LDC(8)                      4,570,000                 18.0%
         Glenhill Capital Management LP (9)                      2,418,567                  9.5%
         Dominick Telesco (10)                                   1,660,000                  6.6%

---------------

*    represents less than 1%

(1) Mr. Ford serves as Chief Executive Officer and as a Director. Includes options to purchase 100,000 shares of common stock at $.56 per share through April 14, 2009, options to purchase 100,000 shares at $.21 per share through January 7, 2009, and options to purchase 175,000 shares at $.94 per share through April 1, 2009.

(2) Mr. Vittoria serves as Chairman of the Board of Directors. Includes warrants to purchase 100,000 shares of common stock at $4.05 through March 28, 2007, warrants to purchase 125,000 shares of common stock at $2.25 through March 14, 2008, warrants to purchase 150,000 shares of common stock at $2.00 through February 2, 2009, and warrants to purchase 100,000 shares of common stock at $.95 through April 14, 2010.

(3) Mr. Kroger is President, Chief Operating Officer, and a Director. Includes options to purchase 300,000 shares of common stock at $9.25 through July 3, 2010 and options to purchase 100,000 shares at $1.70 through January 10, 2013.

(4) Mr. Sandler serves as Vice President, Chief Administrative Officer and Secretary.

(5) General Caldwell is a member of our Board of Directors. Includes options to purchase 50,000 shares of common stock at $0.97 through March 11, 2015, but excludes options to purchase 5,000 shares of common stock at $0.42 which have not yet vested.

(6) Mr. Hayes serves as a member of our Board of Directors. Excludes options to purchase 7,500 shares of common stock at $1.00 through November 10, 2010 and options to purchase 2,500 shares of common stock through November 30, 2010 which have not yet vested.

(7) Dr. Walton is a member of our Board of Directors. Excludes options to purchase 5,000 shares of common stock at $0.42 through August 25, 2010 and options to purchase 2,500 shares of common stock at $0.66 through November 30, 2010 which have not yet vested.

(8) QIH Management Investor, L.P. is a minority shareholder of, and is vested with investment discretion with respect to portfolio assets held for the account of, Quantum Industrial Partners LDC. The sole general partner of QIH Management Investor, L.P. is QIH Management LLC. Soros Fund Management LLC is the sole managing member of QIH Management LLC and Mr. George Soros is the Chairman of Soros Fund Management LLC.

(9) Mr. Glenn Krevlin has voting and dispositive control over securities held by Glenhill Capital Management LP. Glenhill Capital Management LP's address is 598 Madison Avenue, 12th Floor, New York, NY 10022. The amount beneficially owned excludes shares held by Glenhill Capital Overseas Master Fund LP and shares held by Glenhill Capital Overseas Partners Ltd., affiliated companies.

(10) Mr. Telesco's address is 150 Via Bellaria, Palm Beach, Florida 33480.

                                  THE AMENDMENT

                      INCREASE IN THE NUMBER OF AUTHORIZED
                           SHARES OF COMMON STOCK FROM
                     30,000,000 SHARES TO 40,000,000 SHARES

Purpose of the Amendment

         As of August 15, 2006, there were 25,349,432 shares of our common stock outstanding, and options and warrants to purchase 4,529,820 shares of our common stock outstanding. The additional shares of common stock authorized under the Amendment would be identical to the shares of common stock now authorized. Holders of common stock do not have preemptive rights to subscribe for additional securities which may be issued by our company.

         The purpose of the increase in the number of authorized shares of our common stock is to make additional shares available for use by our Board of Directors as it deems appropriate or necessary. The additional shares could be used, among other things, for the declaration of stock splits or stock dividends, for acquisitions of other companies, for public or private financings to raise additional capital, for the expansion of business operations, the issuance of stock under options granted or to be granted under various stock incentive plans or other benefit plans for our employees and non-employee directors, and the issuance of stock under warrants granted or to be granted in the future. We will need to raise additional capital during 2006 in order to fund our operations. We anticipate that funding will come through the sale of equity securities or securities that are convertible into equity securities. No specific plans or agreements exist at this time with respect to the financing and no assurances can be given that a financing will take place or will be available on terms that are favorable to our company. EXCEPT FOR THE NEED TO RAISE ADDITIONAL CAPITAL, THERE ARE CURRENTLY NO PLANS, AGREEMENTS, ARRANGEMENTS, OR UNDERSTANDING, FOR THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

         The issuance of additional shares of common stock may, among other things, have a dilutive effect on the earnings per share and on the equity and voting power of existing holders of common stock and may adversely affect the market price of our common stock. The increase in the authorized number of shares of our common stock could also have an anti-takeover effect. The availability for issuance of additional shares of common stock could discourage, or make more difficult efforts to obtain control of our company because shares could be issued to dilute the voting power of a person seeking to take control.

Manner of Effecting the Amendment.

         The increase in our authorized shares of common stock from 30,000,000 shares to 40,000,000 shares will be effected by the filing of the Amendment with the Secretary of State of the State of Delaware. The Amendment will specify the effective date of the Amendment will be October 18, 2006 which is 20 days after this Information Statement was first mailed to our stockholders.

No Dissenter's Rights

         Under Delaware law stockholders are not entitled to dissenter's rights of appraisal with respect to the Amendment.

                   WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

         We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

                  Public Reference Room Office
                  100 F Street, N.E.
                  Room 1580
                  Washington, D.C. 20549

         You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

                                        PURADYN FILTER TECHNOLOGIES INCORPORATED

                                        By: /s/ Richard C. Ford
                                            ------------------------------------
                                            Richard C. Ford, CEO

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                                       OF
                     PURADYN FILTER TECHNOLOGIES INCORORATED
                            (A DELAWARE CORPORATION)

         Pursuant to Section 242 of the Delaware General Corporations Law, the undersigned, being the Chief Executive Officer of Puradyn Filter Technologies Incorporated, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that the following resolutions were adopted by the Corporation's Board of Directors and its stockholders as hereinafter described:

         RESOLVED, that the Certificate of Incorporation of the Corporation, as amended, shall be further amended by deleting the first paragraph of Article V Capital Stock and replacing it as follows:

         The aggregate number of shares of all classes of capital stock which the Corporation has the authority to issue is 40,500,000 of which 40,000,000 are to be shares of Common Stock, $.001 par value per share, and of which 500,000 are to be shares of Preferred Stock, $.001 par value per share. The shares may be issued by the Corporation from time to time as approved by the Board of Directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article V or the rules of a national securities exchange if applicable.

         FURTHER RESOLVED, that except for the deletion and substitution of the first paragraph of Article V Capital Stock of the Corporation's Certificate of Incorporation, as amended, all other provisions of the Corporation's Certificate of Incorporation, as amended, shall remain in full force and effect.

         The foregoing resolution and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to a written consent of the directors of the Corporation dated August 15, 2006 in accordance with
Section 141 of the Delaware General Corporation Law, and by the written consent dated September 15, 2006 of the holders of shares of the Corporation's voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted in accordance with Section 228 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of this Corporation, has executed this Certificate of Amendment to the Corporation's Certificate of Incorporation as of October __, 2006.

                                       PURADYN FILTERS TECHNOLOGIES INCORPORATED

                                    By: /s/ Richard C. Ford
                                        ----------------------------------------
                                       Richard C. Ford, Chief Executive Officer

                                       A-1